Registration No. 333-90815

Registration No. 333-37252

Registration No. 333-47874

Registration No. 333-58422

Registration No. 333-116641

Registration No. 333-166939

As filed with the Securities and Exchange Commission on September 5, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90815

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37252

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-47874

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-58422

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116641

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-166939

UNDER

THE SECURITIES ACT OF 1933

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1718107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10900 NE 8th St., Suite 800

Bellevue, Washington 98004

(Address, including zip code and telephone number, of principal executive offices)

INEX CORPORATION SHARE OPTION PLAN

SAVESMART, INC. 1997 EQUITY INCENTIVE PLAN

SARAIDE.COM INC 1998 EQUITY INCENTIVE PLAN

GO2NET, INC. 2000 STOCK OPTION PLAN

GO2NET, INC. 1996 STOCK OPTION PLAN

SILICON INVESTOR, INC. 1996 STOCK PLAN

WEB21 STOCK OPTION PLAN

AUTHORIZE.NET CORPORATION 1999 STOCK INCENTIVE PLAN

IQC CORPORATION OPTION TO PURCHASE COMMON STOCK

INFOSPACE, INC. 2001 NONSTATUTORY STOCK OPTION PLAN

INFOSPACE, INC. AND SARAIDE INC. 2000 STOCK PLAN

INFOSPACE, INC. SWITCHBOARD INCORPORATED STOCK INCENTIVE PLAN

F-FOUR, LLC 2009 UNIT INCENTIVE PLAN

(Full title of the plans)

Nathan W. Garnett

General Counsel and Secretary

Blucora, Inc.

10900 NE 8th St., Suite 800

Bellevue, Washington 98004

(425) 201-6100

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Andrew Bor

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101-3099

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION

These post-effective amendments relate to the following registration statements on Form S-8 (collectively, the “Registration Statements”) filed by Blucora, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”):

•	Form S-8 Registration No. 333-90815, filed with the SEC on November 12, 1999, registering 102,544 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), issuable under the INEX Corporation Share Option Plan;

•	Form S-8 Registration No. 333-37252, filed with the SEC on May 17, 2000, registering 653,101 shares of Common Stock, issuable under the Savesmart, Inc. 1997 Equity Incentive Plan and the saraide.com inc 1998 Equity Incentive Plan;

•	Form S-8 Registration No. 333-47874, filed with the SEC on October 13, 2000, registering 30,965,291 shares of Common Stock, issuable under the Go2Net, Inc. 2000 Stock Option Plan, the Go2Net, Inc. 1996 Stock Option Plan, the Silicon Investor, Inc. 1996 Stock Plan, the Web21 Stock Option Plan, the Authorize.Net Corporation 1999 Stock Incentive Plan, and the IQC Corporation Option to Purchase Common Stock;

•	Form S-8 Registration No. 333-58422, filed with the SEC on April 6, 2001, as amended by Post-Effective Amendment No. 1, filed with the SEC on December 12, 2001, registering 35,000,000 shares of Common Stock, issuable under the InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan and the InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan;

•	Form S-8 Registration No. 333-116641, filed with the SEC on June 18, 2004, registering 476,607 shares of Common Stock, issuable under the InfoSpace, Inc. Switchboard Incorporated Stock Incentive Plan; and

•	Form S-8 Registration No. 333-166939, filed with the SEC on May 19, 2010, registering 750,000 shares of Common Stock, issuable under the F-Four, LLC 2009 Unit Incentive Plan.

In accordance with the undertakings contained in the Registration Statements, the Registrant hereby files these post-effective amendments to the Registration Statements to deregister the shares of Common Stock registered under the Registration Statements that remain unsold on the date hereof. Share numbers above are not adjusted to reflect any stock splits that occurred after filing of the Registration Statements referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 5, 2014.

BLUCORA INC.

By:	/s/ Nathan W. Garnett
Nathan W. Garnett
General Counsel and Secretary

Note: No other person is required to sign these post-effective amendments to the Registration Statements on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.